Exhibit 99.1

GLOBAL CLEAN ENERGY HOLDINGS AND CERTAIN KEY STAKEHOLDERS INITIATE FORMAL PATHWAY AIMED AT ACHIEVING A SUSTAINABLE CAPITAL STRUCTURE

●	Enters into Restructuring Support Agreement with Secured Lenders and CTCI to Commence Voluntary Chapter 11 Proceeding

●	Receives Commitment for $100 Million in New Money Debtor-In-Possession Financing and Services to Fully Support Day-to-Day Business Operations

●	Consensual Deal to Consummate a Chapter 11 Plan that Primarily Equitizes Term Loan Lenders and CTCI, a Key Claimant

BAKERSFIELD, CA (Business Wire) – April 16, 2025 – Global Clean Energy Holdings, Inc. (OTCMKTS: GCEH) ("GCE" or the "Company"), a vertically integrated renewable fuels company, announced today it entered into a Restructuring Support Agreement (the “RSA”) with agreement and support from Vitol Americas Corp., as RCF lender, an ad hoc group of term loan lenders which holds approximately 96% of the term loans, and CTCI Americas, Inc. (“CTCI”). To facilitate the transactions contemplated under the RSA, the Company commenced Chapter 11 cases in the United States Bankruptcy Court for the Southern District of Texas.

Noah Verleun, President and CEO of GCE, stated, “As we enter this next phase of our restructuring process, we are appreciative of the continued support from our existing stakeholders. Their confidence in our upstream and downstream businesses, as demonstrated by this ongoing collaboration, reinforces the opportunity GCE has in the renewable fuels market, with our ‘farm-to-fuel’ business model. I want to thank our employees for continuing to be fully engaged as we go through this process and prioritizing safety above all else. We feel confident this decision provides us the best pathway toward future success.”

The Company has filed customary first day motions and plans to operate its businesses in the ordinary course, including requesting approval to continue paying our employees and funding its benefit programs in the normal course, as it pursues the holistic restructuring transactions set forth in the RSA. To fund this process and continue operating in the ordinary course, the Company’s term loan lenders and CTCI have combined to provide an additional $100 million in new money debtor-in-possession financing and services, subject to certain terms and the satisfaction of certain conditions precedent. The Company has also filed a Chapter 11 plan and anticipates confirming their Chapter 11 plan by August 2025.

Kirkland & Ellis is serving as restructuring counsel, Lazard is serving as the investment banker, and Alvarez & Marsal is serving as the financial advisor to the Company.

ABOUT GLOBAL CLEAN ENERGY

Global Clean Energy Holdings, Inc. (OTCQB:GCEH) is a vertically integrated renewable fuels company specializing in the development and cultivation of camelina, a nonfood, regenerative, intermediate oilseed crop, which is used for the production of advanced biofuels and biomaterials. With a vision that begins in the laboratory, moves through the farm gate, and finishes with renewable fuels, GCE’s farm-to-fuels value chain integration provides unrivaled access to reliable, ultra-low carbon feedstocks and is unparalleled in the sustainable fuels industry. To learn more, visit www.GCEholdings.com.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s ability to continue operating in the ordinary course while the Chapter 11 cases are pending, the Company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of the restructuring; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the bankruptcy court with respect to the motions filed in the Chapter 11 cases; objections to the Company’s recapitalization process or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to distractions and uncertainties; the Company’s ability to comply with financing arrangements; the Company’s ability to maintain relationships with partners, suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 cases; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the bankruptcy court’s rulings in the Chapter 11 cases, including the approvals of the terms and conditions of the restructuring and the outcome of the Chapter 11 cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; and other litigation and inherent risks involved in a bankruptcy process; the future production of the Company’s Bakersfield renewable fuels facility (the “Bakersfield Facility”); anticipated and unforeseen events which could reduce future production at the Bakersfield Facility or delay future capital projects, and changes in commodity and credit values, throughput volumes, production rates, yields, operating expenses and capital expenditures at the Bakersfield Facility; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, including to pay amounts owed under the Company’s outstanding term loan, the Company’s ability to raise such capital in the future, and the terms of such funding, including dilution caused thereby; the Company’s plans to expand and execution of expanding Global Clean Energy Holdings’ camelina operations beyond North America; the Company’s plans for large scale cultivation of camelina as a nonfood-based feedstock and its use at the Bakersfield Facility; the future production of the Bakersfield Facility, including but not limited to, renewable diesel production and the breakdown between the two; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and to pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; macroeconomic pressures and general uncertainty regarding the overall future economic environment, the imposition of additional duties, tariffs, or trade restrictions on the importation of goods we use in connection with our business; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; expected and unexpected downtime at the Company’s facilities; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Global Clean Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Global Clean Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Global Clean Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Global Clean Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Media Contact

media@globalcleanenergy.com

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